Exhibit 99.1

Popular, Inc. Announces Plans to Fully Repay TARP Funds to U.S. Treasury

SAN JUAN, Puerto Rico--(BUSINESS WIRE)--June 18, 2014--Popular, Inc. (“Popular”) (NASDAQ:BPOP) announced today that it has received regulatory approval to repay $935 million in TARP Capital Purchase Program funds to the U.S. Treasury. Popular intends to redeem its junior subordinated debentures held by Popular Capital Trust III (the “Trust”), at a redemption price of 100% of the principal amount outstanding, plus accrued and unpaid interest. The Trust will in turn redeem the $935 million of its trust capital securities held by the U.S. Treasury. The trust capital securities were issued to the U.S. Treasury in August 2009 in exchange for the 935,000 shares of Popular’s Series C preferred stock initially issued in December 2008 to the U.S. Treasury under the TARP Capital Purchase Program.

Popular intends to fund the repayment of the TARP funds from a combination of internal liquidity and an issuance of approximately $400 million of debt securities, subject to market conditions. Popular does not intend to issue any equity in connection with the redemption.

After the redemption, Popular intends to repurchase the outstanding warrant initially issued to the U.S. Treasury under the TARP Capital Purchase Program in 2008. The warrant represents the right to purchase 2,093,284 shares of Popular’s common stock at an exercise price of $67 per share with an original term of 10 years. Popular has notified the U.S. Treasury of its intention to redeem the trust capital securities and repurchase the warrant, both of which are subject to the authorization of the U.S. Treasury.

Upon redemption of the junior subordinated debentures, Popular expects to record a non-cash charge to earnings for the unamortized portion of the discount associated with the junior subordinated debentures, which at March 31, 2014 had a balance of $414.3 million.

About Popular, Inc.

Founded in 1893, Popular, Inc. is the leading banking institution by both assets and deposits in Puerto Rico and ranks among the top 50 U.S. banks by assets. In the United States, Popular has established a community-banking franchise that does business as Popular Community Bank, providing a broad range of financial services and products with branches in New York, New Jersey, Illinois, Florida and California.

Forward-Looking Statements

The information included in this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in forward-looking statements. Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) the fiscal and monetary policies of the federal government and its agencies; (iv) changes in federal bank regulatory and supervisory policies, including required levels of capital and the impact of proposed capital standards on our capital ratios; (v) the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our businesses, business practices and cost of operations; (vi) regulatory approvals that may be necessary to undertake certain actions or consummate strategic transactions such as acquisitions and dispositions; (vii) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate markets in Puerto Rico and the other markets in which borrowers are located; (viii) the performance of the stock and bond markets; (ix) competition in the financial services industry; (x) additional Federal Deposit Insurance Corporation assessments; (xi) the impact of market conditions on Popular’s ability to fund the redemption of its junior subordinated debentures; and (xiii) possible legislative, tax or regulatory changes. For a discussion of such factors and certain risks and uncertainties to which Popular is subject, see Popular’s Annual Report on Form 10-K for the year ended December 31, 2013, as well as its filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, Popular assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

CONTACT:
Popular, Inc.
Investor Relations:
Brett Scheiner, 212-417-6721
Investor Relations Officer
or
Media Relations:
Senior Vice President
Teruca Rullán, 787-281-5170 or 917-679-3596 (mobile)